Exhibit 21.1
SUBSIDIARIES OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
As of January 31, 2018
Aurora National Life Assurance Company, California corporation, wholly owned by RGA Reinsurance Company.
Bonhomme Financing LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Bueller Financing, LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Castlewood Financial LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated.
Castlewood Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Company of Missouri, Incorporated.
Chesterfield Financial Holdings LLC, Delaware limited liability company, wholly owned by Reinsurance Company of Missouri, Incorporated.
Chesterfield Reinsurance Company, Missouri corporation, wholly owned by Chesterfield Financial Holdings LLC.
Elite Sales Processing, Inc., Nebraska corporation, wholly owned by Reinsurance Group of America, Incorporated.
Gateway Ridge LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated.
Horseshoe Financing LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Leidsche Leven Holding B.V., Netherlands limited liability company, wholly owned by RGA Americas Reinsurance Company, Ltd.
Leidsche Verzekering Maatschapij N.V., Netherlands corporation, wholly owned by Leidsche Leven Holding B.V.
LOGiQ3 CORP., Ontario corporation wholly owned by LOGiQ3 INC.
LOGiQ3 INC., Canadian federal corporation wholly owned by RGA Reinsurance Company (Barbados), Ltd.
LOGiQ3 INC UK LTD., United Kingdom private limited company, wholly owned by LOGiQ3 INC.
LOGiQ3 CORP. U.S., Delaware corporation wholly owned by LOGiQ3 INC.
Manor Reinsurance, Ltd., Barbados corporation, wholly owned by RGA Reinsurance Company (Barbados), Ltd.
Maroon Financing LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Meramec Financing LLC, Iowa limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
My Life Covered LLC, Missouri limited liability company, wholly owned by RGAx LLC.
Newcastle Financial LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated.
Parkway Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Company of Missouri, Incorporated.
Quincy Financing, LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Reinsurance Company of Missouri, Incorporated, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated.

Reinsurance Partners, Inc., Missouri corporation, wholly owned by RGA Reinsurance Company.
RGA Americas Reinsurance Company, Ltd., Bermuda private limited corporation, wholly owned by Reinsurance Group of America, Incorporated.
RGA Atlantic Reinsurance Company Ltd., Barbados corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA Australian Holdings Pty Limited, Australian corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA Capital Limited, United Kingdom private limited company, wholly owned by RGA Holdings Limited.
RGA Capital LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated.
RGA Enterprise Services Company, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated.
RGA Financial Group, L.L.C., Delaware limited liability company, 55% owned by RGA Reinsurance Company (Barbados) Ltd. and 45% owned by Reinsurance Group of America, Incorporated.
RGA Global Reinsurance Company, Ltd., Bermuda private limited corporation, wholly owned by RGA Reinsurance Company (Barbados), Ltd.
RGA Global Reinsurance Company, Ltd.,- escritório de Representação no Brasil Ltda., Brazil limited liability company, 99% owned by RGA Global Reinsurance Company, Ltd. and 1% owned by RGA International Corporation.
RGA Global Shared Services India Private Limited, Indian private limited corporation, 99% owned by Reinsurance Group of America, Incorporated and 1% owned by RGA Holdings Limited.
RGA Holdings Limited, United Kingdom private limited company, wholly owned by Reinsurance Group of America, Incorporated.
RGA International Corporation, Nova Scotia unlimited liability company, wholly owned by Reinsurance Group of America, Incorporated.
RGA International Division Sydney Office Pty. Limited, Australian limited liability company, wholly owned by RGA International Services Pty Ltd.
RGA International Reinsurance Company dac, Ireland private limited company, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA International Services Pty Ltd., Australian corporation, wholly owned by Reinsurance Group of America, Incorporated.
RGA Life Reinsurance Company of Canada, Canadian Federal corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA Real Estate Holdings LLC, Missouri limited liability company, wholly owned by RGA Reinsurance Company.
RGA Real Estate Investments LLC, Missouri limited liability company, wholly owned by RGA Reinsurance Company.
RGA ReCap Incorporated, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated.
RGA Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Company of Missouri, Incorporated.
RGA Reinsurance Company (Barbados) Ltd., Barbados corporation, wholly owned by Reinsurance Group of America, Incorporated.

RGA Reinsurance Company Middle East Limited, Dubai International Finance Centre private limited company, wholly owned by Reinsurance Group of America, Incorporated.
RGA Reinsurance Company of Australia Limited, Australian corporation, wholly owned by RGA Australian Holdings Pty Limited.
RGA Reinsurance Company of South Africa Limited, South African corporation, wholly owned by RGA South African Holdings (Pty) Ltd.
RGA Services (Singapore) Pte. Ltd., Singapore limited liability company, wholly owned by Reinsurance Group of America, Incorporated.
RGA South African Holdings (Pty) Ltd., South African corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA Technology Partners, Inc., Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated.
RGA UK Services Limited, United Kingdom private limited company, wholly owned by RGA Holdings Limited.
RGA Ventures (Pty) Ltd., South African corporation, wholly owned by RGA South African Holdings (Pty), Ltd.
RGA Worldwide Reinsurance Company, Ltd., Barbados corporation, wholly owned by Reinsurance Group of America, Incorporated.
RGAx EMEA Limited, United Kingdom private limited company, wholly owned by RGA Holdings Limited .
RGAx LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated.
Rockwood Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated.
Timberlake Financial, L.L.C., Delaware limited liability company, wholly owned by Reinsurance Company of Missouri, Incorporated.
Timberlake Reinsurance Company II, South Carolina corporation, wholly owned by Timberlake Financial, L.L.C.
Tindall Associates, Inc., Illinois corporation, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Ulysses Financing LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.

Wild Horse Financing LLC, Iowa limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.